UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 13, 2011
Kirby Corporation
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	1-7615 (Commission File Number)	74-1884980 (IRS Employer Identification No.)

55 Waugh Drive, Suite 1000 Houston, TX (Address of principal executive offices)	77007 (Zip Code)
Registrant’s telephone number, including area code: (713) 435-1000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.
Agreement and Plan of Merger
     On March 13, 2011, Kirby Corporation (“Kirby”), KSP Holding Sub, LLC, a Delaware limited liability company and a wholly owned subsidiary of Kirby (“Holding Sub”), KSP LP Sub, LLC, a Delaware limited liability company and a wholly owned subsidiary of Kirby (“LP Sub”), KSP Merger Sub, LLC, a Delaware limited liability company wholly owned by Holding Sub and LP Sub (“Merger Sub”), K-Sea Transportation Partners, L.P., a Delaware limited partnership (“K-Sea”), K-Sea General Partner L.P., a Delaware limited partnership and the general partner of K-Sea (the “General Partner”), K-Sea General Partner GP LLC, a Delaware limited liability company and the general partner of the General Partner (“GP LLC”), and K-Sea IDR Holdings LLC, a Delaware limited liability company and a wholly owned subsidiary of the General Partner (“K-Sea IDR”), entered into an Agreement and Plan of Merger (the “Merger Agreement”). The Merger Agreement provides that, upon the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub will be merged with and into K-Sea (the “Merger”), with K-Sea surviving the Merger as a wholly owned subsidiary of Kirby.
     Subject to the terms and conditions of the Merger Agreement, upon the consummation of the Merger (i) each outstanding common unit of K-Sea will be converted into the right to receive, at the election of the holder, either (a) $8.15 in cash or (b) $4.075 in cash and 0.0734 of a share of Kirby’s common stock, (ii) each outstanding preferred unit of K-Sea will be converted into the right to receive $4.075 in cash and 0.0734 of a share of Kirby’s common stock and (iii) each outstanding general partner unit of K-Sea will be converted into the right to receive $8.15 in cash. The incentive distribution rights of K-Sea, which are owned by K-Sea IDR, will be converted into the right to receive $18 million in cash.
     The board of directors of GP LLC, acting upon the unanimous recommendation of its conflicts committee, which is comprised of independent directors, has unanimously approved the Merger and the Merger Agreement. Additionally, KA First Reserve, LLC, the sole holder of K-Sea’s preferred units, EW Transportation LLC, EW Transportation Corp. and EW Holding Corp. have each executed Support Agreements (the “Support Agreements”) agreeing to vote their units in K-Sea in favor of the Merger. Collectively, KA First Reserve, LLC, EW Transportation LLC, EW Transportation Corp. and EW Holding Corp. own a sufficient number of units to approve the Merger.
     The Merger Agreement provides that K-Sea is subject to a “no-solicitation” covenant, which, subject to certain exceptions, restricts K-Sea’s ability to (i) solicit or initiate, or knowingly encourage the submission of, competing proposals, (ii) participate in any discussions or negotiations regarding, or furnish to any person any confidential information with respect to or in connection with, or knowingly facilitate or otherwise cooperate with, any competing proposal, (iii) enter into any agreement with respect to any competing proposal or (iv) waive, terminate, modify or fail to enforce any provision of any “standstill” or similar obligation of any person existing on the date of the Merger Agreement. The no-solicitation restriction does not prohibit discussions or negotiations with any party that submits an unsolicited written acquisition proposal that did not result from a breach by K-Sea of the no-solicitation covenant if the board of directors of GP LLC or its conflicts committee determines in good faith, after consultation with its financial advisor and outside legal counsel, that such proposal is reasonably likely to constitute or lead to a superior proposal and that failure to take such action is reasonably likely to constitute a violation of its fiduciary duties to K-Sea’s unitholders under applicable law.
     Subject to certain restrictions and conditions, either Kirby or K-Sea may terminate the Merger Agreement if (i) the Merger has not been consummated on or before September 30, 2011 (or November 29, 2011 if such deadline has been extended in accordance with the terms of the Merger Agreement) or (ii) a regulatory authority has permanently restrained, enjoined or otherwise prohibited the consummation of the Merger or made the Merger illegal. Kirby may terminate the Merger Agreement if (a) K-Sea breaches certain representations, warranties, covenants or other agreements contained in the Merger Agreement, (b) the necessary approvals of K-Sea’s unitholders are not obtained, (c) the board of directors of GP LLC changes its recommendation with respect to the transaction or K-Sea materially breaches its non-solicitation covenant, (d) K-Sea suffers a material adverse effect or (e) a court order or certain legal restraints or prohibitions exist with respect to certain terms of the Merger Agreement which (i) require K-Sea to act or fail to act in a way that but for that court order or legal restraints or prohibitions would be in breach of the no-solicitation covenant or (ii) reduce or limit Kirby’s rights in any material respect concerning the non-solicitation covenant or the termination fee and expense reimbursement obligations of K-Sea under the Merger Agreement. K-Sea may terminate the Merger Agreement (x) if Kirby breaches certain representations, warranties, covenants or other agreements contained in the Merger Agreement, (y) if Kirby suffers a material adverse effect or (z), subject to the terms and conditions of the Merger Agreement and prior to obtaining the necessary approval of K-Sea’s unitholders, in order to enter into an agreement relating to a superior competing proposal. In the event of termination, K-Sea may be obligated to pay up to $3 million of the expenses of Kirby and may be obligated to pay Kirby a termination fee of $12 million. The Merger Agreement may also be terminated by the mutual consent of Kirby and K-Sea.
     The Merger Agreement is subject to customary closing conditions, including, among other things (i) approval by the affirmative vote of holders of a majority of K-Sea’s common units and preferred units, voting together as a single class, (ii) approval by the affirmative vote of the holders of a majority of K-Sea’s preferred units voting separately as a class, (iii) receipt of applicable regulatory approvals, (iv) the effectiveness of a registration statement on Form S-4 with respect to the issuance of Kirby’s common stock in connection with the Merger and (v) approval for listing of the shares of Kirby’s common stock to be issued in connection with the Merger on the New York Stock Exchange. In addition, the Merger Agreement is subject to the closing condition that Kirby be satisfied, in its reasonable discretion, as to K-Sea’s tax classification.
     The Merger Agreement is attached to this Current Report on Form 8-K to provide information regarding the terms of the Merger Agreement and is not intended to modify or supplement any factual disclosures about Kirby or K-Sea in Kirby’s or K-Sea’s public reports filed with the Securities and Exchange Commission (the “SEC”). In particular, the Merger Agreement and this summary of terms are not intended to be, and should not be relied upon as, disclosures regarding any facts or circumstances relating to Kirby or K-Sea. The representations and warranties have been negotiated with the principal purposes of (i) establishing the circumstances under which Kirby or K-Sea may have the right to terminate the Merger Agreement, and (ii) allocating risks between the parties, rather than establishing matters as facts. The representations and warranties may also be subject to a contractual standard of materiality different from that generally applicable under federal securities laws.
     The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 2.1 and which is incorporated herein by reference.
Support Agreements
     On March 13, 2011, KA First Reserve, LLC, EW Transportation LLC, EW Transportation Corp. and EW Holding Corp. each entered into Support Agreements with Kirby, Merger Sub, Holding Sub and LP Sub, pursuant to which they agreed to support the Merger by, among other things, voting their preferred units and common units in favor of the Merger and against any alternative transaction. The Support Agreements will automatically terminate if the Merger Agreement is terminated. In addition, these unitholders may terminate the Support Agreements in the event the board of directors of GP LLC changes its recommendation of the transaction.
     The foregoing description of the Support Agreements does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Support Agreements. Copies of the Support Agreements are attached to this Current Report on Form 8-K as Exhibits 10.1, 10.2, 10.3 and 10.4 and are incorporated herein by reference.
Additional Information
     In connection with the proposed Merger, Kirby will file with the SEC a registration statement on Form S-4 (the “Registration Statement”) that will include a proxy statement of K-Sea and that also constitutes a prospectus of Kirby (the “Proxy Statement/Prospectus”). The definitive Proxy Statement/Prospectus will be mailed to K-Sea’s unitholders. INVESTORS AND SECURITY HOLDERS OF K-SEA ARE URGED TO CAREFULLY READ THE REGISTRATION STATEMENT AND THE PROXY STATEMENT/PROSPECTUS AND OTHER MATERIALS REGARDING THE PROPOSED MERGER WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT KIRBY, K-SEA AND THE PROPOSED MERGER.
     Investors and security holders may obtain a free copy of the Registration Statement and the Proxy Statement/Prospectus when they become available and other documents filed with the SEC by Kirby and K-Sea, without charge, through the SEC’s website at www.sec.gov. Free copies of the Registration Statement and the Proxy Statement/Prospectus (when available) and other documents filed with the SEC that will be incorporated by reference into the Registration Statement and the Proxy Statement/Prospectus can also be obtained from Kirby’s website at www.kirbycorp.com.
     This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.
     Kirby and its directors and executive officers and certain other persons may be deemed to be participants in the solicitation of proxies with respect to the proposed Merger. Information regarding Kirby’s directors and executive officers is available in its Annual Report on Form 10-K for the year ended December 31, 2010, which was filed with the SEC on February 25, 2011, and its proxy statement for its 2010 annual meeting of shareholders, which was filed with the SEC on March 10, 2010. Other information regarding the participants in the proxy solicitation, and a description of their direct and indirect interests, will be contained in the Proxy Statement/Prospectus and other relevant materials to be filed with the SEC when they become available.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

2.1
Agreement and Plan of Merger, dated March 13, 2011, by and among Kirby Corporation, KSP Holding Sub, LLC, KSP LP Sub, LLC, KSP Merger Sub, LLC, K-Sea Transportation Partners L.P., K-Sea General Partner L.P., K-Sea General Partner GP LLC and K-Sea IDR Holdings LLC*

10.1	Support Agreement, dated March 13, 2011, by and among Kirby Corporation, KSP Holding Sub, LLC, KSP LP Sub, LLC, KSP Merger Sub, LLC and KA First Reserve, LLC
10.2	Support Agreement, dated March 13, 2011, by and among Kirby Corporation, KSP Holding Sub, LLC, KSP LP Sub, LLC, KSP Merger Sub, LLC and EW Transportation LLC
10.3	Support Agreement, dated March 13, 2011, by and among Kirby Corporation, KSP Holding Sub, LLC, KSP LP Sub, LLC, KSP Merger Sub, LLC and EW Transportation Corp.
10.4	Support Agreement, dated March 13, 2011, by and among Kirby Corporation, KSP Holding Sub, LLC, KSP LP Sub, LLC, KSP Merger Sub, LLC and EW Holding Corp.
*	The exhibits and the schedules to the Merger Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Kirby agrees to furnish supplementally a copy of the omitted exhibits and schedules to the SEC upon request.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated March 16, 2011.

KIRBY CORPORATION
By	/s/ David W. Grzebinski
David W. Grzebinski
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX
 Exhibit
Number        Description of Exhibit

2.1
Agreement and Plan of Merger, dated March 13, 2011, by and among Kirby Corporation, KSP Holding Sub, LLC, KSP LP Sub, LLC, KSP Merger Sub, LLC, K-Sea Transportation Partners L.P., K-Sea General Partner L.P., K-Sea General Partner GP LLC and K-Sea IDR Holdings LLC*

10.1	Support Agreement, dated March 13, 2011, by and among Kirby Corporation, KSP Holding Sub, LLC, KSP LP Sub, LLC, KSP Merger Sub, LLC and KA First Reserve, LLC
10.2	Support Agreement, dated March 13, 2011, by and among Kirby Corporation, KSP Holding Sub, LLC, KSP LP Sub, LLC, KSP Merger Sub, LLC and EW Transportation LLC
10.3	Support Agreement, dated March 13, 2011, by and among Kirby Corporation, KSP Holding Sub, LLC, KSP LP Sub, LLC, KSP Merger Sub, LLC and EW Transportation Corp.
10.4	Support Agreement, dated March 13, 2011, by and among Kirby Corporation, KSP Holding Sub, LLC, KSP LP Sub, LLC, KSP Merger Sub, LLC and EW Holding Corp.
*	The exhibits and the schedules to the Merger Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Kirby agrees to furnish supplementally a copy of the omitted exhibits and schedules to the SEC upon request.